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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of CLARK Material Handling Company of our report dated February 24, 1998 relating to the financial statements of CLARK Material Handling Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.


PricewaterhouseCoopers LLP
Cincinnati, Ohio
September 1, 1998